Exhibit 99.1

Cubic Reports Third Quarter Fiscal  2018 Results;

Strong Growth and Record Backlog

Third Quarter Fiscal 2018 Highlights

•	Record total backlog of $3.7 billion, up $1.2 billion from fiscal 2017 year end
•	Brisbane Next Generation Ticketing System contract awarded ($276 million)
•	Sales of $296.2 million, up 11% year over year
•	Adjusted EBITDA(1) of $28.2 million, up 123% year-over-year
•	Operating income of $10.3 million compared to a loss of $6.8 million in the third quarter of 2017
•	Net income from continuing operations attributable to Cubic of $0.9 million, or $0.03 per share, compared to a loss of $78.2 million, or $2.89 per share, in the third quarter of 2017
•	Full year 2018 guidance confirmed
•	Closed sale of Cubic Global Defense Services

SAN DIEGO — August 8, 2018 – Cubic Corporation (NYSE: CUB) today announced its financial results for the third fiscal quarter ended June 30, 2018.

“We are pleased that Cubic is continuing to deliver solid financial performance in fiscal 2018, as we make excellent progress on our strategic initiatives and accelerating our growth,” said Bradley H. Feldmann, chairman, president and chief executive officer. “Cubic reported strong growth in both sales and Adjusted EBITDA in the third quarter, while the Brisbane win further expanded our highest-ever backlog. We remain intensely focused on meeting our commitments to customers, shareholders and our talented employees.”

Financial Results Summary

	Nine Months Ended		Three Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Sales	$823.2	$758.6	$296.2	$266.2
Operating income (loss)	(3.3)	(18.6)	10.3	(6.8)
Adjusted EBITDA (1)	55.5	42.0	28.2	12.7

Income (loss) from continuing operations attributable to Cubic before income taxes	$(9.6)	$(29.4)	$6.5	$(9.3)
Income tax provision from continuing operations attributable to Cubic	4.3	5.9	5.6	68.9
Net income (loss) from continuing operations attributable to Cubic	(13.9)	(35.3)	0.9	(78.2)
Earnings (loss) per share from continuing operations attributable to Cubic	(0.51)	(1.30)	0.03	(2.89)

Net income from discontinued operations before income taxes	$8.9	$10.8	$4.7	$5.2
Income tax provision (benefit) from discontinued operations	0.5	(0.2)	(0.7)	(51.1)
Net income from discontinued operations	8.4	11.0	5.4	56.3
Earnings per share from discontinued operations	0.31	0.41	0.20	2.08

Acquisition-related costs (excluding amortization) (1)	$2.5	$(0.8)	$0.6	$(1.5)
Strategic and IT system resource planning expenses (1)	18.8	23.6	5.1	8.9
Depreciation and amortization expense	34.1	35.8	10.6	11.8
Research and development expense	40.1	38.8	13.9	16.9
Income tax provision	4.3	5.9	5.6	68.9

(1)	See the section below titled “Use of Non-GAAP Financial Information” for a description of these items and additional information regarding Non-GAAP financial measures.

Sales in the third quarter of fiscal 2018 increased 11% to $296.2 million from $266.2 million in the third quarter of last year. Sales from Cubic Transportation Systems (CTS) and Cubic Mission Solutions (CMS) increased by 21% and 5%, respectively, while sales from Cubic Global Defense (CGD) Systems were flat. Foreign currency translation had a favorable impact of $2.7 million.

Operating income in the third quarter was $10.3 million compared to an operating loss of $6.8 million in the third quarter of last year. The increase was predominately driven by improved profitability at CTS. Operating income increased year-over-year despite an $8.0 million gain recognized on an equitable contract adjustment in the third quarter of 2017 in CGD Systems.  Foreign currency translation had a favorable impact of $0.4 million.

Non-GAAP Adjusted EBITDA in the third quarter was $28.2 million, an increase of 123% from $12.7 million in the third quarter of last year. The increase was primarily attributable to the same factors noted above and as described in more detail in the segment discussion below.

Net cash used in continuing operations was $32.8 million in the third quarter compared to a cash use of $45.0 million in the third quarter of last year.

On April 18, 2018, Cubic entered into a definitive agreement to sell the Cubic Global Defense (CGD) Services business. This transaction closed on May 31, 2018. In March 2018, all criteria were met for the classification of CGD Services as a discontinued operation. As such, the operating results of CGD Services have been classified as discontinued operations in the condensed consolidated statements of income (loss) for all periods presented. In the application of the accounting requirements for discontinued operations, corporate overhead is not allocated to discontinued operations. Therefore, certain corporate overhead costs that had previously been allocated to the CGD Services segment have been included in the unallocated corporate expenses amounts below. Such amounts totaled $1.3 million and $1.9 million in the third quarter of fiscal 2018 and fiscal 2017, respectively, and totaled $5.3 million and $5.9 million for the first nine months of fiscal 2018 and fiscal 2017, respectively.

Net income from continuing operations attributable to Cubic in the third quarter was $0.9 million compared to a net loss of $78.2 million in the third quarter of 2017. The year-over-year comparison of net income reflects significant changes in the quarterly effective tax rates on continuing operations, which was impacted by the application of the Financial Accounting Standards Board guidelines requiring the allocation of total tax expense to continuing operations, discontinued operations and other comprehensive income.

Net income from discontinued operations in the third quarter was $5.4 million compared to $56.3 million in the third quarter of 2017. The assets and liabilities of a discontinued operation held for sale are measured at the lower of carrying value or fair value less cost to sell. In the second quarter of fiscal 2018, we recognized a loss of $6.9 million; whereas, in the third quarter of fiscal 2018, we recorded an adjustment of $0.8 million to reduce the total loss to $6.1 million based upon the estimated carrying value of the net assets at the date that the sale closed.

Reportable Segment Results

	Nine Months Ended		Three Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Sales:	(in thousands)
Cubic Transportation Systems	$478.1	$407.9	$164.6	$136.4
Cubic Global Defense Systems	233.2	247.4	88.9	89.1
Cubic Mission Solutions	111.9	103.3	42.7	40.7
Total sales	$823.2	$758.6	$296.2	$266.2

Operating income (loss):
Cubic Transportation Systems	$42.7	$16.5	$18.6	$(0.9)
Cubic Global Defense Systems	13.6	18.4	6.9	10.4
Cubic Mission Solutions	(17.2)	(14.5)	(0.5)	(1.5)
Unallocated corporate expenses	(42.4)	(39.0)	(14.7)	(14.8)
Total operating income (loss)	$(3.3)	$(18.6)	$10.3	$(6.8)

Adjusted EBITDA:
Cubic Transportation Systems	$52.4	$23.6	$21.8	$1.7
Cubic Global Defense Systems	20.7	26.9	9.0	14.1
Cubic Mission Solutions	1.1	3.0	4.9	2.4
Unallocated corporate expenses	(18.7)	(11.5)	(7.5)	(5.5)
Total adjusted EBITDA	$55.5	$42.0	$28.2	$12.7

Cubic Transportation Systems (CTS):

CTS sales increased 21% to $164.6 million compared to $136.4 million in the third quarter of 2017 supported by growth in both products and services. Foreign currency translation had a favorable impact of $2.6 million.

CTS Adjusted EBITDA increased to $21.8 million compared to $1.7 million last year reflecting higher sales, lower research and development expense and operational improvements. Foreign currency translation had a favorable impact of $0.6 million.

Cubic Global Defense (CGD) Systems:

CGD Systems sales were $88.9 million compared to $89.1 million in the third quarter of 2017. While sales of air combat training systems were higher year-over-year, comparative sales were significantly impacted by an $8.0 million gain recognized on an equitable contract adjustment in the third quarter of fiscal 2017 for our littoral combat ship virtual training contract.

CGD Systems Adjusted EBITDA was $9.0 million compared to $14.1 million last year. The decrease reflects the $8.0 million equitable contract adjustment described above, which was partially offset by increased operating profits in both air and ground combat training systems.

Cubic Mission Solutions (CMS):

CMS sales increased 5% to $42.7 million compared to $40.7 million in the third quarter of 2017 due to higher C2ISR (Command, Control, Intelligence, Surveillance and Reconnaissance) sales.

CMS Adjusted EBITDA increased 100% to $4.9 million compared to $2.4 million last year, reflecting higher sales and favorable mix, which more than offset increased research and development expense.

Backlog

Total backlog increased by $1.2 billion to $3.7 billion from September 30, 2017 to June 30, 2018 primarily due to the award of contracts to CTS in New York, Boston and Brisbane. Changes in exchange rates between the prevailing currency in our foreign operations and the U.S. dollar as of the end of the quarter decreased backlog by $50.4 million compared to September 30, 2017.

Fiscal 2018 Full Year Guidance

Constant currency basis with 2017

Previously adjusted for the sale of CGD Services

•                  Sales: $1.135 billion to $1.185 billion

•                  Adjusted EBITDA: $90.0 million to $116.0 million

Conference Call and Webcast

Cubic will host a conference call today, Wednesday, August 8 at 11:00 a.m. Eastern Time to present third quarter fiscal 2018 results.  Access the live audio webcast via: https://event.webcasts.com/starthere.jsp?ei=1200926&tp_key=72a34a770f

An archive of the webcast and presentation materials will be made available on the Investor Relations section of Cubic’s website at https://www.cubic.com/investor-relations/financials.

Financial analysts and institutional investors are invited to dial:

•	877-407-9708
•	201-689-8259 (international)

To avoid delay in the start time, please dial in beginning 10:45 a.m. Eastern Time.

About Cubic Corporation

Cubic is a market-leading, technology provider of integrated solutions that increase situational understanding for transportation, C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Cubic Transportation Systems is a leading integrator of payment and information technology and services to create intelligent travel solutions for transportation authorities and operators. Cubic Mission Solutions provides networked Command, Control, Communications, Computers, Intelligence,

Surveillance and Reconnaissance (C4ISR) capabilities for defense, intelligence, security and commercial missions. Cubic Global Defense is a leading provider of live, virtual, constructive and game-based (LVC-G) training solutions for the U.S. and allied forces. For more information about Cubic, please visit the company’s website at www.cubic.com or on Twitter @CubicCorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance; our expectations regarding organic growth; and the use of our technologies on a transportation contract that was awarded early fiscal 2018. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; the effect of sequestration on our contracts; our assumptions concerning behavior by public transit authorities; our ability to successfully integrate new companies into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; risks associated with the restatement of our prior consolidated financial statements, including our identification of material weaknesses in our internal control over financial reporting; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; our failure to properly implement our ERP system; unforeseen problems with the implementation and maintenance of our information systems; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

We believe that the presentation of Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA included in this report provides useful information to investors with which to analyze our operating trends and performance and ability to service and incur debt. Also, we believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, variations in organic versus inorganic growth (affecting amortization expense) and the age and book depreciation of property, plant and equipment (affecting relative depreciation expense). We believe Adjusted EBITDA further facilitates company-to-company operating comparisons by backing out items that we believe are not part of our core operating performance. Items backed out of Adjusted EBITDA are comprised of expenses incurred in the development of our ERP system and the redesign of our supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization, business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, expenses recognized related to the change in the fair value of contingent consideration for acquisitions, restructuring costs, gains and losses on disposals of fixed assets, and income and expenses classified as other non-operating income and expenses which may vary for different companies for reasons unrelated to operating performance.

EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the company or as alternatives to net income as a measure of performance. In addition, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Furthermore, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either of them in isolation, or as a substitute for analysis of our results as reported under GAAP.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss), which we consider to be the most directly comparable GAAP financial measure. On May 31, 2018 Cubic sold the CGD Services business. The operating results of this business and loss on sale have been excluded from the figures for all periods presented.

GAAP to Non-GAAP Reconciliation

Continuing Operations

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA.

($ In Millions)	Nine Months Ended June 30,		Three Months Ended June 30,
Cubic Transportation Systems	2018	2017	2018	2017
Sales	$478.1	$407.9	$164.6	$136.4
Operating income (loss)	$42.7	$16.5	$18.6	$(0.9)
Depreciation and amortization	9.1	6.9	2.8	2.4
Acquisition related expenses, excluding amortization	-	(0.2)	-	-
Restructuring costs	0.6	0.4	0.4	0.2
Adjusted EBITDA	$52.4	$23.6	$21.8	$1.7
Adjusted EBITDA margin	11.0%	5.8%	13.2%	1.2%

	Nine Months Ended June 30,		Three Months Ended June 30,
Cubic Mission Solutions	2018	2017	2018	2017
Sales	$111.9	$103.3	$42.7	$40.7
Operating loss	$(17.2)	$(14.5)	$(0.5)	$(1.5)
Depreciation and amortization	15.8	18.1	4.7	5.4
Acquisition related expenses, excluding amortization	2.5	(0.6)	0.7	(1.5)
Adjusted EBITDA	$1.1	$3.0	$4.9	$2.4
Adjusted EBITDA margin	1.0%	2.9%	11.4%	6.0%

	Nine Months Ended June 30,		Three Months Ended June 30,
Cubic Global Defense	2018	2017	2018	2017
Sales	$233.2	$247.4	$88.9	$89.1
Operating income	$13.6	$18.4	$6.9	$10.4
Depreciation and amortization	6.1	7.3	2.0	3.5
Acquisition related expenses, excluding amortization	-	-	(0.1)	-
Restructuring costs	1.0	1.2	0.2	0.2
Adjusted EBITDA	$20.7	$26.9	$9.0	$14.1
Adjusted EBITDA margin	8.9%	10.9%	10.2%	15.8%

($ In Millions)	Nine Months Ended June 30,		Three Months Ended June 30,
Cubic Consolidated	2018	2017	2018	2017
Sales	$823.2	$758.6	$296.2	$266.2
Net income (loss) from continuing operations attributable to Cubic	$(13.9)	$(35.3)	$0.9	$(78.2)
Noncontrolling interest in loss of VIE	(1.9)	-	(1.9)	-
Provision for income taxes	4.3	5.9	5.6	68.9
Interest expense (income), net	6.3	11.5	1.8	4.1
Other non-operating expense (income), net	1.9	(0.7)	3.9	(1.6)
Operating income (loss)	(3.3)	(18.6)	10.3	(6.8)
Depreciation and amortization	34.1	35.8	10.6	11.8
Other non-operating (expense) income, net	(1.9)	0.7	(3.9)	1.6
EBITDA	28.9	17.9	17.0	6.6
Acquisition related expenses, excluding amortization	2.5	(0.8)	0.6	(1.5)
ERP/Supply chain initiatives	18.8	23.6	5.1	8.9
Restructuring costs	3.4	1.6	1.6	0.3
Loss on sale of fixed assets	-	0.4	-	-
Other non-operating expense (income), net	1.9	(0.7)	3.9	(1.6)
Adjusted EBITDA	$55.5	$42.0	$28.2	$12.7
Adjusted EBITDA margin	6.7%	5.5%	9.5%	4.8%

Note: The difference between consolidated amounts and segments represents Corporate

Financial Statements

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net sales:
Products	$468,949	$466,071	$179,761	$167,143
Services	354,240	292,523	116,451	99,041
	823,189	758,594	296,212	266,184
Costs and expenses:
Products	334,202	334,590	125,536	120,575
Services	245,075	208,510	80,401	71,075
Selling, general and administrative expenses	183,720	170,730	58,267	56,898
Research and development	40,113	38,779	13,934	16,901
Amortization of purchased intangibles	19,988	22,948	6,153	7,257
Restructuring costs	3,382	1,616	1,631	326
	826,480	777,173	285,922	273,032

Operating income (loss)	(3,291)	(18,579)	10,290	(6,848)

Other income (expenses):
Interest and dividend income	1,872	682	765	235
Interest expense	(8,152)	(12,202)	(2,567)	(4,357)
Other income (expense), net	(1,881)	717	(3,831)	1,648

Income (loss) from continuing operations before income taxes	(11,452)	(29,382)	4,657	(9,322)

Income tax provision	4,299	5,967	5,627	68,914

Net loss from continuing operations	(15,751)	(35,349)	(970)	(78,236)
Net income from discontinued operations	8,364	10,985	5,380	56,279
Net income (loss)	(7,387)	(24,364)	4,410	(21,957)

Less noncontrolling interest in loss of VIE	(1,881)	—	(1,881)	—

Net income (loss) attributable to Cubic	$(5,506)	$(24,364)	$6,291	$(21,957)

Amounts attributable to Cubic:
Net income (loss) from continuing operations	(13,870)	(35,349)	911	(78,236)
Net income from discontinued operations	8,364	10,985	5,380	56,279
Net income (loss) attributable to Cubic	$(5,506)	$(24,364)	$6,291	$(21,957)

Net income (loss) per share:
Basic
Continuing operations attributable to Cubic	$(0.51)	$(1.30)	$0.03	$(2.89)
Discontinued operations	$0.31	$0.41	$0.20	$2.08
Basic earnings per share attributable to Cubic	$(0.20)	$(0.90)	$0.23	$(0.81)

Diluted
Continuing operations attributable to Cubic	$(0.51)	$(1.30)	$0.03	$(2.89)
Discontinued operations	$0.31	$0.41	$0.20	$2.08
Diluted earnings per share attributable to Cubic	$(0.20)	$(0.90)	$0.23	$(0.81)

Dividends per common share	$0.14	$0.14	$—	$—

Weighted average shares used in per share calculations:
Basic	27,221	27,100	27,232	27,110
Diluted	27,221	27,100	27,374	27,110

CUBIC CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	September 30,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$93,274	$60,143
Cash in consolidated VIE	414	—
Restricted cash	16,695	8,434
Restricted cash in consolidated VIE	10,000	—
Accounts receivable:
Long-term contracts	313,747	354,476
Allowance for doubtful accounts	(1,334)	(436)
	312,413	354,040

Recoverable income taxes	1,103	5,360
Inventories	126,405	87,715
Assets held for sale	8,177	—
Other current assets	45,423	29,951
Current assets of discontinued operations	—	75,900
Total current assets	613,904	621,543

Long-term contract receivables	14,791	17,457
Long-term capitalized contract costs	71,530	56,471
Long-term capitalized contract costs in consolidated VIE	1,159	—
Property, plant and equipment, net	111,775	113,220
Deferred income taxes	4,937	7,385
Goodwill	327,964	321,562
Purchased intangibles, net	74,808	89,858
Other assets	13,229	10,515
Noncurrent assets of discontinued operations	—	98,274
Total assets	$1,234,097	$1,336,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$55,000
Trade accounts payable	110,970	88,521
Trade accounts payable in consolidated VIE	268	—
Customer advances	56,769	56,132
Accrued compensation and other current liabilities	102,142	130,126
Income taxes payable	6,677	9,838
Current liabilities of discontinued operations	—	36,862
Total current liabilities	276,826	376,479

Long-term debt	199,785	199,761
Long-term debt in consolidated VIE	26,562	—
Other long-term liabilities	52,949	70,414
Other long-term liabilities in consolidated VIE	2,090	—

Shareholders’ equity:
Common stock	41,465	37,850
Retained earnings	785,303	794,485
Accumulated other comprehensive loss	(112,924)	(106,626)
Treasury stock at cost	(36,078)	(36,078)
Shareholders’ equity related to Cubic	677,766	689,631
Noncontrolling interest in VIE	(1,881)	—
Total shareholders’ equity	675,885	689,631
Total liabilities and shareholders’ equity	$1,234,097	$1,336,285

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended		Three Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating Activities:
Net income (loss)	$(7,387)	$(24,364)	$4,410	$(21,957)
Net income from discontinued operations	(8,364)	(10,985)	(5,380)	(56,279)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	34,133	35,774	10,642	11,750
Share-based compensation expense	5,100	3,586	2,603	395
Change in fair value of contingent consideration	446	(4,713)	(6)	(2,519)
(Gain) loss on disposal of assets	(1,474)	405	—	—
Deferred income taxes	(10,198)	(10,813)	(10,013)	17,660
Changes in operating assets and liabilities, net of effects from acquisitions:	(44,047)	(34,180)	(35,026)	5,928
NET CASH USED IN CONTINUING OPERATING ACTIVITIES	(31,791)	(45,290)	(32,770)	(45,022)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	14,497	28,776	8,364	16,702
NET CASH USED IN OPERATING ACTIVITIES	(17,294)	(16,514)	(24,406)	(28,320)

Investing Activities:
Acquisition of businesses, net of cash acquired	(9,534)	(12,924)	—	—
Purchases of property, plant and equipment	(21,120)	(25,474)	(9,334)	(10,305)
Purchases of marketable securities	—	(18,944)	—	(189)
Proceeds from sales or maturities of marketable securities	—	18,944	—	6,441
Purchase of non-marketable debt and equity securities	(1,472)	(2,200)	(222)	—
Proceeds from the sale of fixed assets	2,400	—	—	—
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(29,726)	(40,598)	(9,556)	(4,053)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	133,795	1,217	133,795	(16)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	104,069	(39,381)	124,239	(4,069)

Financing Activities:
Proceeds from short-term borrowings	198,820	93,080	79,700	23,800
Principal payments on short-term borrowings	(253,820)	(229,080)	(156,700)	(169,800)
Principal payments on long-term debt	—	(320)	—	(104)
Proceeds from long-term borrowings in consolidated VIE	28,378	—	28,378	—
Deferred financing fees in consolidated VIE	(2,180)	—	(2,180)	—
Stock issued under employee stock purchase plan	710	1,712	(88)	279
Purchase of common stock	(2,355)	(2,449)	(31)	(94)
Dividends paid	(3,676)	(3,679)	—	—
Contingent consideration payments related to acquisitions of businesses	(656)	(1,988)	—	—
Net change in restricted cash	(18,626)	71,084	(12,885)	72,597
NET CASH USED IN FINANCING ACTIVITIES	(53,405)	(71,640)	(63,806)	(73,322)

Effect of exchange rates on cash	175	(2,528)	1,242	4,958

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	33,545	(130,063)	37,269	(100,753)

Cash and cash equivalents at the beginning of the period	60,143	197,127	56,419	167,817

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$93,688	$67,064	$93,688	$67,064

Supplemental disclosure of non-cash investing and financing activities:
Liability incurred to acquire Vocality, net	$—	$1,035	$—	$—

CUBIC CORPORATION

BACKLOG

	June 30,	September 30,
	2018	2017
	(in millions)
Total backlog
Cubic Transportation Systems	$3,208.7	$2,043.9
Cubic Global Defense Systems	425.6	420.3
Cubic Mission Solutions	66.7	72.3
Total	$3,701.0	$2,536.5